Filed pursuant to Rule 433

Registration Statement Nos. 333-216372 and 333-216372-01

CitiFirst Offerings Brochure | August 2018 1 CitiFirst Offerings Brochure August 2018

2	CitiFirst Offerings Brochure | August 2018

For all offerings documented herein (other than the Market-Linked Certificates of Deposit):

Investment Product	Not FDIC Insured	May Lose Value	No Bank Guarantee

CitiFirst Offerings Brochure | August 2018 3

Introduction to CitiFirst Investments

CitiFirst is the brand name for Citi's offering of investments including notes and deposits. Tailored to meet the needs of a range of investors, CitiFirst investments are divided into three categories based on the amount of principal due at maturity:



CitiFirst Protection

Full principal amount due at maturity

Investments provide for the full principal amount to be due at maturity, subject to the credit risk of the issuer, and are for investors who place a priority on the preservation of principal while looking for a way to potentially outperform cash or traditional fixed income investments



CitiFirst Performance

Payment due at maturity may be less than the principal amount

Investments provide for a payment due at maturity, subject to the credit risk of the issuer, that may be less than the principal amount and in some cases may be zero, and are for investors who are seeking the potential for current income and/or growth, in addition to partial or contingent downside protection



CitiFirst Opportunity

Payment due at maturity may be zero

Investments provide for a payment at maturity, subject to the credit risk of the issuer, that may be zero and are for investors who are willing to take full market risk in return for either leveraged principal appreciation at a predetermined rate or access to a unique underlying strategy

The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment. The SEC registered securities described herein are not bank deposits but are senior, unsecured debt obligations of Citi. All returns and any principal amount due at maturity are subject to the applicable issuer credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Structured investments are not conventional debt securities. They are complex in nature and the specific terms and conditions will vary for each offering.

CitiFirst operates across all asset classes meaning that underlying assets include equities, commodities, currencies, interest rates and alternative investments. When depicting a specific product, the relevant underlying asset will be shown as a symbol on the cube:


Equities


Commodities


Currencies


Rates


Alternative Investments

For instance, if a CitiFirst Performance investment were based upon a single stock, which belongs to an equity asset class, its symbol would be shown as follows:



Classification of investments into categories is not intended to guarantee particular results or performance. Though the potential returns on structured investments are based upon the performance of the relevant underlying asset or index, investing in a structured investment is not equivalent to investing directly in the underlying asset or index.

4 CitiFirst Offerings Brochure | August 2018 Market-Linked Certificates of Deposit Linked to the S&P 500® Index (5.0 Years) Indicative Terms* Issuer: Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc. Index: S&P 500® Index (Bloomberg ticker: SPX <Index>) Deposit Amount: $1,000 minimum deposit and integral multiples of $1,000 in excess thereof Pricing Date: August 28, 2018 Deposit Date: August 31, 2018 Valuation Date: The 28th day of each February, May, August and November during the term of the Deposits, each subject to postponement if such date is not a Scheduled Trading Day or if a Market Disruption Event occurs on such date Maturity Date: August 31, 2023 Payment at Maturity: For each $1,000 Deposit Amount, the $1,000 Deposit Amount plus the Market-Linked Return, if any Market-Linked Return: If Average Index Return Percentage is greater than zero: $1,000 x Participation Rate x Average Index Return Percentage If the Average Index Return Percentage is less than or equal to zero: $0 Placement Agent: Citigroup Global Markets Inc. (“CGMI”), an affiliate of Citibank, N.A., may place Deposits directly and through brokers CUSIP: 17294XGA8 Initial Index Level: , the Closing Level of the Index on the Pricing Date Average Index Return The arithmetic average of the Interim Index Return Percentages as measured on each of the Valuation Percentage: Dates Interim Index Return For each Valuation Date, the percentage change in the Closing Level of the Index from the Pricing Date to Percentage: that Valuation Date, calculated as follows: (i) the Closing Level of the Index on that Valuation Date minus the Initial Index Level divided by (ii) the Initial Index Level Participation Rate: The Participation Rate will be determined on the Pricing Date and will be between 110% and 120% Limited Early Withdrawal: The Deposits are eligible for early withdrawal only in the event of death or adjudication of incompetence of the beneficial owner of the Deposits, subject to the important limitations described under “Limited Early Withdrawals” below For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | August 2018 5 Investor Profile Investor Seeks: Investor Can Accept: A medium-term equity index-linked investment A holding period of approximately five years Full principal amount due at maturity The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement. For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

6 CitiFirst Offerings Brochure | August 2018 Market-Linked Certificates of Deposit Linked to the EURO STOXX 50® Index (5.0 Years) Indicative Terms* Issuer: Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc. Index: EURO STOXX 50® Index (Bloomberg ticker: SX5E <Index>) Deposit Amount: $1,000 minimum deposit and integral multiples of $1,000 in excess thereof Pricing Date: August 28, 2018 Deposit Date: August 31, 2018 Valuation Date: August 28, 2023, subject to postponement if such date is not a Scheduled Trading Day or if a Market Disruption Event occurs Maturity Date: August 31, 2023 Payment at Maturity: For each $1,000 Deposit Amount, the $1,000 Deposit Amount plus the Market-Linked Return, if any Market-Linked Return: If the Index Return Percentage is greater than zero: $1,000 x Participation Rate x Index Return Percentage If the Index Return Percentage is less than or equal to zero: $0 Initial Index Level: , the Closing Level of the Index on the Pricing Date Final Index Level: The Closing Level of the Index on the Valuation Date Index Return Percentage: The percentage change in the Closing Level of the Index from the Pricing Date to the Valuation Date, calculated as follows: (i) Final Index Level minus Initial Index Level divided by (ii) Initial Index Level Participation Rate: The Participation Rate will be determined on the Pricing Date and will be between 130% and 140% Limited Early Withdrawal: The Deposits are eligible for early withdrawal only in the event of death or adjudication of incompetence of the beneficial owner of the Deposits, subject to the important limitations described under “Limited Early Withdrawals” below Placement Agent: Citigroup Global Markets Inc. (“CGMI”), an affiliate of Citibank, N.A., may place Deposits directly and through brokers CUSIP: 17294XFZ4 For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | August 2018 7 Investor Profile Investor Seeks: Investor Can Accept: A medium-term equity index-linked investment A holding period of approximately five years Full principal amount due at maturity The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement. For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

8 CitiFirst Offerings Brochure | August 2018 Enhanced Barrier Digital Plus Securities Linked to the SPDR® S&P 500® ETF Indicative Terms* Issuer: Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc. Guarantee: All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc. Underlying: SPDR® S&P 500® ETF Stated principal amount: $1,000 per security Pricing date: August 28, 2018 Issue date: August 31, 2018 Valuation date: August 28, 2023, subject to postponement if such date is not a scheduled trading day or certain market disruption events occur Maturity date: August 31, 2023 Payment at maturity: For each $1,000 stated principal amount security you hold at maturity, you will receive: If the final underlying value is greater than or equal to the barrier value: $1,000 + the greater of (i) the digital return amount and (ii) $1,000 x the underlying return, subject to the maximum return at maturity If the final underlying value is less than the barrier value: a fixed number of underlying shares of the underlying equal to the equity ratio (or, if we elect, the cash value of those underlying shares based on the final underlying value) If the final underlying value is less than the barrier value, you will receive underlying shares (or, in our sole discretion, cash) expected to be worth significantly less than the stated principal amount of your securities, and possibly nothing, at maturity. You should not invest in the securities unless you are willing and able to bear the risk of losing a significant portion, and possibly all, of your investment. Initial underlying value: , the closing value of the underlying on the pricing date Barrier value: , 80% of the initial underlying value Final underlying value: The closing value of the underlying on the valuation date Equity ratio: , the stated principal amount divided by the initial underlying value Digital return amount: $180 to $200 per security (representing a digital return equal to 18% to 20% of the stated principal amount) (to be determined on the pricing date). You may receive the digital return amount only if the final underlying value is greater than or equal to the barrier value. Maximum return at maturity: $600 per security (60% of the stated principal amount). The payment at maturity per security will not exceed $1,000 plus the maximum return at maturity Underlying return: The final underlying value minus the initial underlying value, divided by the initial underlying value Listing: The securities will not be listed on any securities exchange CUSIP: 17324XEM8 For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | August 2018 9 Investor Profile Investor Seeks: Investor Can Accept: A medium-term equity-linked investment A holding period of approximately five years A risk-adjusted equity complement The possibility of losing a significant portion of the principal amount invested The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement. For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

10 CitiFirst Offerings Brochure | August 2018 Enhanced Barrier Digital Plus Securities Linked to the EURO STOXX 50® Index Indicative Terms* Issuer: Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc. Guarantee: All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc. Underlying: EURO STOXX 50® Index Stated principal amount: $1,000 per security Pricing date: August 28, 2018 Issue date: August 31, 2018 Valuation date: August 28, 2023, subject to postponement if such date is not a scheduled trading day or certain market disruption events occur Maturity date: August 31, 2023 Payment at maturity: For each $1,000 stated principal amount security you hold at maturity, you will receive: If the final underlying value is greater than or equal to the barrier value: $1,000 + the greater of (i) the digital return amount and (ii) $1,000 x the underlying return, subject to the maximum return at maturity If the final underlying value is less than the barrier value: $1,000 + ($1,000 x the underlying return) If the final underlying value is less than the barrier value, your payment at maturity will be significantly less than the stated principal amount of your securities and possibly nothing. You should not invest in the securities unless you are willing and able to bear the risk of losing a significant portion, and possibly all, of your investment. Initial underlying value: , the closing value of the underlying on the pricing date Final underlying value: The closing value of the underlying on the valuation date Underlying return: The final underlying value minus the initial underlying value, divided by the initial underlying value Digital return amount: $370 to $390 per security (representing a digital return equal to 37% to 39% of the stated principal amount) (to be determined on the pricing date). You may receive the digital return amount only if the final underlying value is greater than or equal to the barrier value. Barrier value: , 75% of the initial underlying value Listing: The securities will not be listed on any securities exchange CUSIP: 17324CYG5 For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | August 2018 11 Investor Profile Investor Seeks: Investor Can Accept: A medium-term equity index-linked investment A holding period of approximately five years A risk-adjusted equity complement The possibility of losing a significant portion of the principal amount invested The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement. For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

12 CitiFirst Offerings Brochure | August 2018 Market-Linked Notes Linked to the iSTOXX® Europe Economic Growth Select 50 Index Indicative Terms* Issuer: Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc. Guarantee: All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc. Underlying index: The iSTOXX® Europe Economic Growth Select 50 Index (ticker symbol: “SXEEGSP”) Stated principal amount: $1,000 per note Pricing date: August 24, 2018 Issue date: August 29, 2018 Valuation date: August 24, 2020, subject to postponement if such date is not a scheduled trading day or if certain market disruption events occur Maturity date: August 27, 2020 Payment at maturity: For each $1,000 stated principal amount note you hold at maturity, you will receive an amount in cash determined as follows: If the final index level is greater than the initial index level: $1,000 + ($1,000 x the index return x the upside participation rate) If the final index level is less than or equal to the initial index level: $1,000 + ($1,000 x the index return), subject to the minimum payment at maturity If the final index level depreciates from the initial index level, you will be exposed to the first 10% of that depreciation and your payment at maturity will be less than the stated principal amount per note. You should not invest in the notes unless you are willing and able to bear the risk of losing up to $100 per note. Initial index level: , the closing level of the underlying index on the pricing date Final index level: The closing level of the underlying index on the valuation date Minimum payment at $900.00 per note (90.00% of the stated principal amount) maturity: Index return: The final index level minus the initial index level, divided by the initial index level Upside participation rate: 140% to 160%. The actual upside participation rate will be determined on the pricing date. Listing: The notes will not be listed on any securities exchange CUSIP: 17324CYP5 For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | August 2018 13 Investor Profile Investor Seeks: Investor Can Accept: A short-term equity index-linked investment A holding period of approximately two years A risk-adjusted equity complement The possibility of losing a significant portion of the principal amount invested The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement. For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

14 CitiFirst Offerings Brochure | August 2018 Autocallable Contingent Coupon Equity Linked Securities Linked to Alibaba Group Holding Limited Indicative Terms* Issuer: Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc. Guarantee: All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc. Underlying: Alibaba Group Holding Limited Stated principal amount: $1,000 per security Pricing date: August 15, 2018 Issue date: August 20, 2018 Valuation date: November 15, 2018, February 15, 2019, May 15, 2019 and August 15, 2019 (the “final valuation date”), each subject to postponement if such date is not a scheduled trading day or certain market disruption events occur Maturity date: Unless earlier redeemed, August 20, 2019 Contingent coupon The fifth business day after each valuation date, except that the contingent coupon payment date payment dates: following the final valuation date will be the maturity date Contingent coupon: On each contingent coupon payment date, unless previously redeemed, the securities will pay a contingent coupon equal to 2% to 2.25% of the stated principal amount of the securities (equivalent to a contingent coupon rate of 8% to 9% per annum) (to be determined on the pricing date) if and only if the closing value of the underlying on the immediately preceding valuation date is greater than or equal to the coupon barrier value. If the closing value of the underlying on any valuation date is less than the coupon barrier value, you will not receive any contingent coupon payment on the immediately following contingent coupon payment date. Payment at maturity: If the securities are not automatically redeemed prior to maturity, you will receive at maturity for each security you then hold: If the final underlying value is greater than or equal to the final barrier value: $1,000 plus the contingent coupon payment due at maturity If the final underlying value is less than the final barrier value: a fixed number of underlying shares of the underlying equal to the equity ratio (or, if we elect, the cash value of those shares based on the final underlying value) If the securities are not automatically redeemed prior to maturity and the final underlying value is less than the final barrier value, you will receive underlying shares (or, in our sole discretion, cash) expected to be worth significantly less than the stated principal amount of your securities, and possibly nothing, at maturity, and you will not receive any contingent coupon payment at maturity Initial underlying value: $ , the closing value of the underlying on the pricing date Final underlying value: The closing value of the underlying on the final valuation date Coupon barrier value: $ , 77% of the initial underlying value Final barrier value: $ , 77% of the initial underlying value Equity ratio: , the stated principal amount divided by the initial underlying value Listing: The securities will not be listed on any securities exchange CUSIP: 17324XGC8 Underwriter: Citigroup Global Markets Inc. (“CGMI”), an affiliate of the issuer, acting as principal For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | August 2018 15 Automatic early redemption: If, on any potential autocall date, the closing value of the underlying is greater than or equal to the initial underlying value, each security you then hold will be automatically redeemed on the immediately following contingent coupon payment date for an amount in cash equal to $1,000 plus the related contingent coupon payment. Potential autocall dates: Each valuation date beginning in November 2018 and ending in May 2019 Investor Profile Investor Seeks: Investor Can Accept: A short-term equity-linked investment A holding period of approximately one year A risk-adjusted equity complement The possibility of losing a significant portion of the principal amount invested The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement. For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

16 CitiFirst Offerings Brochure | August 2018 Autocallable Contingent Coupon Equity Linked Securities Linked to NVIDIA Corporation Indicative Terms* Issuer: Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc. Guarantee: All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc. Underlying: NVIDIA Corporation Stated principal amount: $1,000 per security Pricing date: August 14, 2018 Issue date: August 17, 2018 Valuation date: November 14, 2018, February 14, 2019, May 14, 2019 and August 14, 2019 (the “final valuation date”), each subject to postponement if such date is not a scheduled trading day or certain market disruption events occur Maturity date: Unless earlier redeemed, August 19, 2019 Contingent coupon The fifth business day after each valuation date, except that the contingent coupon payment date payment dates: following the final valuation date will be the maturity date Contingent coupon: On each contingent coupon payment date, unless previously redeemed, the securities will pay a contingent coupon equal to 2.50% to 2.75% of the stated principal amount of the securities (equivalent to a contingent coupon rate of 10% to 11% per annum) (to be determined on the pricing date) if and only if the closing value of the underlying on the immediately preceding valuation date is greater than or equal to the coupon barrier value. If the closing value of the underlying on any valuation date is less than the coupon barrier value, you will not receive any contingent coupon payment on the immediately following contingent coupon payment date. Payment at maturity: If the securities are not automatically redeemed prior to maturity, you will receive at maturity for each security you then hold: If the final underlying value is greater than or equal to the final barrier value: $1,000 plus the contingent coupon payment due at maturity If the final underlying value is less than the final barrier value: a fixed number of underlying shares of the underlying equal to the equity ratio (or, if we elect, the cash value of those shares based on the final underlying value) If the securities are not automatically redeemed prior to maturity and the final underlying value is less than the final barrier value, you will receive underlying shares (or, in our sole discretion, cash) expected to be worth significantly less than the stated principal amount of your securities, and possibly nothing, at maturity, and you will not receive any contingent coupon payment at maturity. Initial underlying value: $ , the closing value of the underlying on the pricing date Coupon barrier value: $ , 75% of the initial underlying value Final barrier value: $ , 75% of the initial underlying value Equity ratio: , the stated principal amount divided by the initial underlying value Listing: The securities will not be listed on any securities exchange Underwriter: Citigroup Global Markets Inc. (“CGMI”), an affiliate of the issuer, acting as principal For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | August 2018 17 Automatic early redemption: If, on any potential autocall date, the closing value of the underlying is greater than or equal to the initial underlying value, each security you then hold will be automatically redeemed on the immediately following contingent coupon payment date for an amount in cash equal to $1,000 plus the related contingent coupon payment. Potential autocall dates: Each valuation date beginning in November 2018 and ending in May 2019 Final underlying value: The closing value of the underlying on the final valuation date CUSIP: 17324XMD9 Investor Profile Investor Seeks: Investor Can Accept: A short-term equity-linked investment A holding period of approximately one year A risk-adjusted equity complement The possibility of losing a significant portion of the principal amount invested The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement. For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

18 CitiFirst Offerings Brochure | August 2018 Digital Securities Linked to the iShares® U.S. Real Estate ETF Indicative Terms* Issuer: Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc. Guarantee: All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc. Underlying: iShares® U.S. Real Estate ETF Stated principal amount: $1,000 per security Pricing date: August 8, 2018 Issue date: August 13, 2018 Valuation date: February 10, 2020, subject to postponement if such date is not a scheduled trading day or if certain market disruption events occur Maturity date: February 13, 2020 Payment at maturity: For each $1,000 stated principal amount security you hold at maturity, you will receive: If the final underlying value is greater than or equal to the initial underlying value: $1,000 + the digital return amount If the final underlying value is less than the initial underlying value: a fixed number of underlying shares of the underlying equal to the equity ratio (or, if we elect, the cash value of those underlying shares based on the final underlying value) If the final underlying value is less than the initial underlying value, you will receive underlying shares (or, in our sole discretion, cash) expected to be worth less than the stated principal amount of your securities, and possibly nothing, at maturity. You should not invest in the securities unless you are willing and able to bear the risk of losing some, and possibly all, of your investment. Initial underlying value: $ , the closing value of the underlying on the pricing date Final underlying value: The closing value of the underlying on the valuation date Digital return amount: $140 to $160 per security (representing a digital return equal to 14% to 16% of the stated principal amount) (to be determined on the pricing date). You may receive the digital return amount only if the final underlying value is greater than or equal to the initial underlying value. Equity ratio: , the stated principal amount divided by the initial underlying value Listing: The securities will not be listed on any securities exchange CUSIP: 17324XMA5 For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | August 2018 19 Investor Profile Investor Seeks: Investor Can Accept: A short-term equity-linked investment A holding period of approximately 1.5 years A risk-adjusted equity complement The possibility of losing a significant portion of the principal amount invested The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement. For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

20 CitiFirst Offerings Brochure | August 2018

General Overview of Investments

CitiFirst Protection Investments

Investments	Maturity	Risk Profile*	Return*
Contingent Absolute Return MLDs/Notes	1-2 Years	Full principal amount due at maturity	If the underlying never crosses either an upside or downside threshold, the return on the investment equals the absolute value of the return of the underlying. Otherwise, the return equals zero
Contingent Upside Participation MLDs/Notes	1-5 Years	Full principal amount due at maturity	If the underlying crosses an upside threshold, the return on the investment equals an interest payment paid at maturity. Otherwise, the return equals the greater of the return of the underlying and zero
Minimum Coupon Notes	3-5 Years	Full principal amount due at maturity	If the underlying ever crosses an upside threshold during a coupon period, the return for the coupon period equals the minimum coupon. Otherwise, the return for a coupon period equals the greater of the return of the underlying during the coupon period and the minimum coupon
Market-Linked Notes/ Deposits & Safety First Trust Certificates	3-7 Years	Full principal amount due at maturity	The return on the investment equals the greater of the return of the underlying multiplied by a participation rate and zero; the maximum return is capped

CitiFirst Performance Investments

Investments	Maturity	Risk Profile*	Return*
ELKS®	6-13 Months	Payment at maturity may be less than the principal amount	A fixed coupon is paid regardless of the performance of the underlying. If the underlying never crosses a downside threshold, the return on the investment equals the coupons paid. Otherwise, the return equals the sum of the coupons paid and the return of the underlying at maturity
Buffer Notes	1-5 Years	Payment at maturity may be less than the principal amount	If the return of the underlying is positive at maturity, the return on the investment equals the lesser of (a) the return of the underlying multiplied by a participation rate and (b) the maximum return on the notes. If the return of the underlying is either zero or negative by an amount lesser than the buffer amount, the investor receives the stated principal amount. Otherwise, the return on the investment equals the return of the underlying plus the buffer amount
CoBas/PACERS℠	1-5 Years	Payment at maturity may be less than the principal amount	If the underlying is equal to or greater than a threshold (such as its initial value) on any call date, the note is called and the return on the investment equals a fixed premium. If the note has not been called, at maturity, if the underlying has crossed a downside threshold, the return on the investment equals the return of the underlying, which will be negative. Otherwise, the return equals zero
LASERS℠	1-5 Years	Payment at maturity may be less than the principal amount	If the return of the underlying is positive at maturity, the return on the investment equals the return of the underlying multiplied by a participation rate (some versions are subject to a maximum return on the notes). If the return of the underlying is negative and the underlying has crossed a downside threshold, the return on the investment equals the return of the underlying, which will be negative. Otherwise, the return equals zero

CitiFirst Opportunity Investments

Investments	Maturity	Risk Profile*	Return*
Upturn Notes	1-2 Years	Payment at maturity may be zero	If the underlying is above its initial level at maturity, the return on the investment equals the lesser of the return of the underlying multiplied by a participation rate and the maximum return on the notes. Otherwise, the return equals the return of the underlying
Fixed Upside Return Notes	1-2 Years	Payment at maturity may be zero	If the underlying is equal to or above its initial level at maturity, the return on the investment equals a predetermined fixed amount. Otherwise, the return equals the return of the underlying
Strategic Market Access Notes	3-4 Years	Payment at maturity may be zero	The return on the investment equals the return of a unique index created by Citi

***All returns and any principal amount due at maturity are subject to the applicable issuer's credit risk, with the exception of Market-Linked Certificates of Deposit which has FDIC insurance, subject to applicable limitations.** This is not a complete list of CitiFirst structures. The descriptions above are not intended to completely describe how an investment works or to detail all of the terms, risks and benefits of a particular investment. The return profiles can change. Please refer to the offering documents and related material(s) of a particular investment for a comprehensive description of the structure, terms, risks and benefits related to that investment.

CitiFirst Offerings Brochure | August 2018 21 Important Information for the Monthly Offerings Investment Information The investments set forth in the previous pages are intended for general indication only of the CitiFirst Investments offerings. The issuer reserves the right to terminate any offering prior to its pricing date or to close ticketing early on any offering. SEC Registered (Public) Offerings Each issuer, if applicable, has separately filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the “SEC”) for the SEC registered offerings by that issuer, to which this communication relates. Before you invest in any of the registered offerings identified in this Offerings Brochure, you should read the prospectus in the applicable registration statement and the other documents the issuer and guarantor, if applicable, have filed with the SEC for more complete information about that issuer and offerings. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. For Registered Offerings Issued by: Citigroup Global Markets Holdings Inc. Issuer’s Registration Statement Numbers: 333-216372 and 333-216372-01 Issuer’s CIK on the SEC Website: 0000200245 Alternatively, you can request a prospectus and any other documents related to the offerings, either in hard copy or electronic form, by calling toll-free 1-877-858-5407 or by calling your Financial Advisor. The SEC registered securities described herein are not bank deposits but are senior, unsecured debt obligations of the issuer. The SEC registered securities are not insured or guaranteed by the Federal Deposit Insurance Corporation (“FDIC”) or any other governmental agency or instrumentality. Market-Linked Certificates of Deposit The Market-Linked Deposits (“MLDs”) are not SEC registered offerings and are not required to be so registered. For indicative terms and conditions on any MLD, please contact your Financial Advisor or call the toll-free number 1-800-831-9146.

22 CitiFirst Offerings Brochure | August 2018

Overview of Key Benefits and Risks of CitiFirst Investments

Benefits

- Investors can access investments linked to a variety of underlying assets or indices, such as domestic and foreign indices, exchange-traded funds, commodities, foreign-exchange, interest rates, equities, or a combination thereof.
- Structured investments can offer unique risk/return profiles to match investment objectives, such as the amount of principal due at maturity, periodic income, and enhanced returns.

Risks

- The risks below are not intended to be an exhaustive list of the risks associated with a particular CitiFirst Structured Investment offering. Before you invest in any CitiFirst Structured Investment you should thoroughly review the particular investment's offering document(s) and related material(s) for a comprehensive description of the risks and considerations associated with the particular investment.
- Potential for Loss
  - The terms of certain investments provide that the full principal amount is due at maturity, subject to the applicable issuer's credit risk. However, if an investor sells or redeems such investment prior to maturity, the investor may receive an amount less than his/her original investment.
  - The terms of certain investments provide that the payment due at maturity could be significantly less than the full principal amount and, for certain investments, could be zero. In these cases, an investor may receive an amount significantly less than his/her original investment and may receive nothing at maturity of the investment.
- Appreciation May Be Limited - Depending on the investment, an investor's appreciation may be limited by a maximum amount payable or by the extent to which the return reflects the performance of the underlying asset or index.
- Issuer Credit Risk - All payments on CitiFirst Structured Investments are dependent on the applicable issuer's or guarantor's ability to pay all amounts due on these investments, including any principal due at maturity and therefore investors are subject to the credit risk of the applicable issuer.
- Secondary Market - There may be little or no secondary market for a particular investment. If the applicable offering document(s) so specifies, the issuer may apply to list an investment on a securities exchange, but it is not possible to predict whether any investment will meet the listing requirements of that particular exchange, or if listed, whether any secondary market will exist.
- Resale Value of a CitiFirst Structured Investment May be Lower than Your Initial Investment - Due to, among other things, the changes in the price of and dividend yield on the underlying asset, interest rates, the earnings performance of the issuer of the underlying asset, the applicable issuer of the CitiFirst Structured Investment's perceived creditworthiness, the investment may trade, if at all, at prices below its initial issue price and an investor could receive substantially less than the amount of his/her original investment upon any resale of the investment.
- Volatility of the Underlying Asset or Index - Depending on the investment, the amount you receive at maturity could depend on the price or value of the underlying asset or index during the term of the trade as well as where the price or value of the underlying asset or index is at maturity; thus, the volatility of the underlying asset or index, which is the term used to describe the size and frequency of market fluctuations in the price or value of the underlying asset or index, may result in an investor receiving an amount less than he/she would otherwise receive.
- Potential for Lower Comparable Yield - The effective yield on any investment may be less than that which would be payable on a conventional fixed-rate debt security of the same issuer with comparable maturity.
- Affiliate Research Reports and Commentary - Affiliates of the particular issuer may publish research reports or otherwise express opinions or provide recommendations from time to time regarding the underlying asset or index which may influence the price or value of the underlying asset or index and, therefore, the value of the investment. Further, any research, opinion or recommendation expressed within such research reports may not be consistent with purchasing, holding or selling the investment.
- The United States Federal Income Tax Consequences of Structured Investments are Uncertain - No statutory, judicial or administrative authority directly addresses the characterization of structured investments for U.S. federal income tax purposes. The tax treatment of a structured investment may be very different than that of its underlying asset. As a result, significant aspects of the U.S. federal income tax consequences and treatment of an investment are not certain. The offering document(s) for each structured investment contains tax conclusions and discussions about the expected U.S. federal income tax consequences and treatment of the related structured investment. However, no ruling is being requested from the Internal Revenue Service with respect to any structured investment and no assurance can be given that the Internal Revenue Service will agree with the tax conclusions and treatment expressed within the offering document(s) of a particular structured investment. Citigroup Inc., its affiliates, and employees do not provide tax or legal advice. Investors should consult with their own professional advisor(s) on such matters before investing in any structured investment.
- Fees and Conflicts - The issuer of a structured investment and its affiliates may play a variety of roles in connection with the investment, including acting as calculation agent and hedging the issuer's obligations under the investment. In performing these duties, the economic interests of the affiliates of the issuer may be adverse to the interest of the investor.

CitiFirst Offerings Brochure | August 2018 23

Additional Considerations

Please note that the information contained in this brochure is current as of the date indicated and is not intended to be a complete description of the terms, risks and benefits associated with any particular structured investment. Therefore, all of the information set forth herein is qualified in its entirety by the more detailed information provided in the offering documents(s) and related material for the respective structured investment.

The structured investments discussed within this brochure are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment.

Tax Disclosure

Citigroup Inc., its affiliates and employees do not provide tax or legal advice. To the extent that this brochure or any offering document(s) concerns tax matters, it is not intended to be used and cannot be used by a taxpayer for the purpose of avoiding penalties that may be imposed by law. Any such taxpayer should seek advice based on the taxpayer's particular circumstances from an independent tax advisor.

ERISA and IRA Purchase Considerations

Employee benefit plans subject to ERISA, governmental or other plans subject to laws substantially similar to ERISA, retirement accounts (including Keogh, SEP and SIMPLE plans, individual retirement accounts and individual retirement annuities) and entities the assets of which are deemed to constitute the assets of such plans (each an "Employee Benefit Plan") are permitted to purchase structured investments as long as (A) no Citi affiliate or employee is a fiduciary to such Employee Benefit Plan that has or exercises any discretionary authority or control with respect to the assets of such plan or retirement account used to purchase the structured investments or renders investment advice with respect to those assets; (B) the Employee Benefit Plan's acquisition and holding of the structured investment is not prohibited by any such provisions or laws or is exempt from any such prohibition; and (C) an independent, discretionary fiduciary to the Employee Benefit Plan meets the requirements of and has signed the "Sophisticated Counterparty Certification and Agreement for Independent Fiduciaries to Retirement Accounts" (the "Certification") (described below).

Due to the requirements of the Certification, an IRA is not permitted to purchase structured investments when the investment decision was made by the IRA owner in his or her capacity as the IRA owner. Further, individual retirement accounts, individual retirement annuities and Keogh plans, as well as Employee Benefit Plans that permit participants to direct the investment of their accounts, will not be permitted to purchase or hold the structured investments if the account, plan or annuity is for the benefit of an employee of Citi or a family member and the employee receives any compensation (such as, for example, an addition to bonus) based on the purchase of structured investments by the Employee Benefit Plan.

In June 2017, new DOL regulations became applicable that revised the definition of fiduciary investment advice under ERISA. Information contained in this brochure or the applicable offering document(s) is not intended to be fiduciary investment advice. The fiduciary of the Employee Benefit Plan making the decision on behalf of the Employee Benefit Plan to purchase or hold the structured investments (the "Independent Fiduciary") will be required to meet the conditions of, and sign, the Certification.

The Certification requires, among other things, that the Independent Fiduciary acknowledge that (A) Citi is not acting as a fiduciary within the meaning of ERISA or the Code, and that Citi does not undertake to provide impartial investment advice or give advice in a fiduciary capacity with respect to the Independent Fiduciary's selection or continued use of structured investments on behalf of the Employee Benefit Plan; (B) the Independent Fiduciary is entering into the structured investments on an arm's length basis on behalf of the Employee Benefit Plan and neither the Independent Fiduciary nor the Employee Benefit Plan has an expectation of, and is not relying on, Citi's impartial advice in deciding to purchase or hold a structured investment; (C) any information provided by Citi in connection with the structured investments is solely incidental to the purchase or holding of the structured investments and is not to be viewed as fiduciary investment advice; (D) Citi does not receive a fee or other compensation directly from the Employee Benefit Plan for such information and (E) Citi ultimately has a financial interest in the Employee Benefit Plan's investment in the structured investments, as disclosed in the applicable offering document(s).

The Independent Fiduciary will be required to attest that it is either a bank, insurance carrier, registered investment adviser, broker-dealer or an independent fiduciary holding or having under its management or control total assets of at least $50 million. The Independent Fiduciary will also be required to attest to its financial expertise, judgment and independent risk evaluation, and specifically that the Independent Fiduciary is capable of evaluating investment risks independently, both in general and with regard to the structured investments, that the Independent Fiduciary is a fiduciary with discretionary authority over the assets invested in structured investments and that it is responsible for exercising independent judgment in evaluating the structured investments. The Independent Fiduciary must further attest that it is independent of Citi.

You should refer to the section "ERISA Matters" in the applicable offering document(s) for more information.

Distribution Limitations and Considerations

This document may not be distributed in any jurisdiction where it is unlawful to do so. The investments described in this document may not be marketed, or sold or be available for offer or sale in any jurisdiction outside of the U.S., unless permitted under applicable law and in accordance with the offering documents and related materials. In particular:

WARNING TO INVESTORS IN HONG KONG ONLY: The contents of this document have not been reviewed by any regulatory authority in Hong Kong. Investors are advised to exercise caution in relation to the offer. If investors are in any doubt about any of the contents of this document, they should obtain independent professional advice.

This offer is not being made in Hong Kong, by means of any document, other than (1) to persons whose ordinary business it is to buy or sell shares or debentures (whether as principal or agent); (2) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the "SFO") and any rules made under the SFO; or (3) in other circumstances which do not result in the document being a "prospectus" as defined in the Companies Ordinance (Cap. 32) of Hong Kong (the "CO") or which do not constitute an offer to the public within the meaning of the CO.

There is no advertisement, invitation or document relating to structured investments, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to structured investments which are or are intended to be disposed of only to persons outside Hong Kong or only to the persons or in the circumstances described in the preceding paragraph.

24 CitiFirst Offerings Brochure | August 2018 WARNING TO INVESTORS IN SINGAPORE ONLY: This document has not been registered as a prospectus with the Monetary Authority of Singapore under the Securities and Futures Act, Chapter 289 of the Singapore Statutes (the Securities and Futures Act). Accordingly, neither this document nor any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the structured investments may be circulated or distributed, nor may the structured investments be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to the public or any member of the public in Singapore other than in circumstances where the registration of a prospectus is not required and thus only (1) to an institutional investor or other person falling within section 274 of the Securities and Futures Act, (2) to a relevant person (as defined in section 275 of the Securities and Futures Act) or to any person pursuant to section 275(1A) of the Securities and Futures Act and in accordance with the conditions specified in section 275 of that Act, or (3) pursuant to, and in accordance with the conditions of, any other applicable provision of the Securities and Futures Act. No person receiving a copy of this document may treat the same as constituting any invitation to him/her, unless in the relevant territory such an invitation could be lawfully made to him/ her without compliance with any registration or other legal requirements or where such registration or other legal requirements have been complied with. Each of the following relevant persons specified in Section 275 of the Securities and Futures Act who has subscribed for or purchased structured investments, namely a person who is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, or (b) a trust (other than a trust the trustee of which is an accredited investor) whose sole purpose is to hold investments and of which each beneficiary is an individual who is an accredited investor, should note that securities of that corporation or the beneficiaries’ rights and interest in that trust may not be transferred for 6 months after that corporation or that trust has acquired the structured investments under Section 275 of the Securities and Futures Act pursuant to an offer made in reliance on an exemption under Section 275 of the Securities and Futures Act unless: (i) the transfer is made only to institutional investors, or relevant persons as defined in Section 275(2) of that Act, or arises from an offer referred to in Section 275(1A) of that Act (in the case of a corporation) or in accordance with Section 276(4)(i)(B) of that Act (in the case of a trust); (ii) no consideration is or will be given for the transfer; or (iii) the transfer is by operation of law.

CitiFirst Offerings Brochure | August 2018 25 Notes For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst At Citi, our talented professionals are dedicated to delivering innovative investments and services to our clients across the globe. Our teams in structuring, marketing, sales and trading are focused on educating our distribution partners and putting clients first. To discuss CitiFirst investment ideas and strategies, Financial Advisors, Private Bankers and other distribution partners may call our sales team. Private Investors should call their financial advisor or private banker. Client service number for Financial Advisors and Distribution Partners in the Americas: +1 (212) 723-7288 For more information, please go to www.citifirst.com Standard & Poor’s,” “S&P 500®,” and “S&P®” are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by Citigroup Inc. Dow Jones Industrial AverageTM is a service mark of Dow Jones & Company, Inc. (“Dow Jones”) and has been licensed for use by Citigroup Funding Inc. The Notes described herein are not sponsored, endorsed, sold or promoted by Dow Jones and Dow Jones makes no warranties and bears no liability with respect to the Notes. EURO STOXX 50® is a service mark of STOXX Limited and/or its licensors that has been sublicensed for use for certain purposes by Citigroup Inc. and its affiliates. For more information, see “Equity Index Descriptions— EURO STOXX 50® Index — License Agreement with STOXX Limited” in the accompanying underlying supplement. Citi Personal Wealth Management is a business of Citigroup Inc., which offers investment products through Citigroup Inc., member SIPC. Citibank, N.A. is an affiliated company under control of Citigroup Inc. ©2018 Citigroup Inc. Citi and Citi with Arc Design are registered service marks of Citigroup Inc. or its affiliates.